Exhibit 99.1

FirstEnergy Corp.	For Release: July 28, 2026
341 White Pond Drive
Akron, Ohio 44320
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Michon Ellis	Karen Sagot
(312) 330-3733	(330) 761-4286

FirstEnergy Reports Strong Second Quarter 2026 Results, Reaffirms Earnings Guidance and Long-Term Growth Strategy

Reports second quarter 2026 GAAP and Core Earnings (non-GAAP) of $0.50 per share

Year-to-date GAAP earnings of $1.20 per share and Core Earnings of $1.22 per share

Reaffirms 2026 Core Earnings guidance range of $2.62 to $2.82 per share

Reaffirms Core Earnings compound annual growth near the top end of 6% to 8% from 2026 to 2030

Data center demand (contracted and pipeline) increased 30% since first quarter, with contracted demand at 6.4 GW; West Virginia demand up 137% to 4.3 GW

AKRON, Ohio – FirstEnergy Corp. (NYSE: FE) today reported second quarter 2026 GAAP earnings of $288 million, or $0.50 per basic and diluted share, on revenue of $3.7 billion. This compares to second quarter of 2025 GAAP earnings of $268 million, or $0.46 per basic and diluted share, on revenue of $3.4 billion. GAAP results include the impact of special items listed below.

Core Earnings (non-GAAP) for the second quarter of 2026 were $0.50 per share, in line with plan and compared to $0.52 per share in the second quarter of 2025.

Results reflect continued implementation of FirstEnergy's regulated investment strategy, cost management and improved operations across the company's service territory.

"We delivered another quarter of solid financial performance, demonstrating the strength of our strategy and our disciplined execution," said Brian X. Tierney, FirstEnergy Board Chairman, President and Chief Executive Officer. "Our results reinforce confidence in our ability to achieve our 2026 commitments and continue creating long-term value through targeted investments and constructive regulatory momentum.”

The company’s performance during the quarter was supported by FirstEnergy employees, who safely responded to significant heat and storms across portions of the organization's footprint, restoring power as quickly as possible and supporting impacted customers and communities throughout the recovery efforts.

FirstEnergy remains on track to achieve earnings growth near the top end of its targeted growth rate through 2030, driven by a robust capital investment plan, increasing customer demand and continued focus on operational and financial execution.

Outlook

FirstEnergy reaffirmed its 2026 Core Earnings guidance range of $2.62 to $2.82 per share, which is supported by the company’s capital investment plan of $6 billion in 2026. The company deployed $2.9 billion in capital investments through the first half of 2026.

FirstEnergy's five-year, $36 billion Energize365 capital investment program will modernize the grid, renewing distribution infrastructure and strengthening transmission reliability while supporting long-term earnings growth. The plan represents an increase of nearly 30% compared with the company's previous five-year investment program.

Based on this plan, the company is reaffirming its long-term Core Earnings compound annual growth near the top end of 6% to 8% from 2026 to 2030.

FirstEnergy continues to see expanding opportunities across its service territory driven by increasing customer demand, economic development and the need for new electric infrastructure. The company believes these trends have the potential to meaningfully increase its long-term investment and earnings growth profile.

These opportunities include accelerating demand from data center customers across the company's footprint and growing demand in West Virginia, where FirstEnergy is advancing the proposed Maidsville Energy Center while evaluating additional generation, transmission and distribution investments to support future growth. Together, these opportunities position the company to create long-term value for customers, communities and shareholders.

"Increasing customer demand continues to create significant incremental opportunities across our service territory," said Tierney. "I am pleased with the substantial growth in contracted data center demand since the first quarter and am excited about what we are seeing in West Virginia. As we thoughtfully serve this scaling demand, we're supporting economic development, strengthening our trajectory and creating sustainable value for customers, communities and investors."

Second Quarter Results

Core Earnings in the second quarter of 2026 are in line with the plan and reflect continued execution of FirstEnergy's regulated investment strategy and disciplined financial management, resulting in a consolidated return on equity of 9.5% on a trailing 12-month basis.

In the Distribution segment, second quarter 2026 Core Earnings decreased $0.06 per share compared to the second quarter of 2025, primarily due to higher maintenance expenses, in line with our plan.

In the Integrated segment, Core Earnings were flat compared to the second quarter of 2025. Transmission rate base growth of 22% drove higher transmission earnings which was offset by planned maintenance expenses.

In the Stand-Alone Transmission segment, second quarter 2026 Core Earnings increased $0.04 per share, reflecting capital investments that drove an 11% increase in transmission rate base compared with the second quarter of 2025.

First Half Results

For the first half of 2026, FirstEnergy reported GAAP earnings of $693 million, or $1.20 per basic and diluted share, on revenue of $7.9 billion. This compares to GAAP earnings of $628 million, or $1.09 per basic and diluted share, on revenue of $7.1 billion in the first half of 2025. GAAP results for both periods reflect the impact of special items listed below.

Core Earnings (non-GAAP) for the first half of 2026 were $1.22 per share, compared to $1.19 per share in the first half of 2025.

Core Earnings growth reflected the continued success of the company’s regulated investment strategy, partially offset by planned operating expenses.

Consolidated GAAP Earnings Per Share (EPS) to Core (Non-GAAP) EPS Reconciliation
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Earnings Attributable to FirstEnergy Corp. (GAAP) - $M	$288	$268	$693	$628
Basic EPS (GAAP)	$0.50	$0.46	$1.20	$1.09
Excluding Special Items:
Net Pension/OPEB credits	(0.03)	(0.01)	(0.05)	(0.03)
ARO regulatory change	(0.01)	—	(0.01)	—
Debt-related costs	—	0.03	—	0.03
Investigation and other related costs	0.04	0.03	0.08	0.05
Reorganization costs	—	0.01	—	0.04
Strategic transaction charges	—	—	—	0.01
Total Special Items	—	0.06	0.02	0.10
Core EPS (Non-GAAP)	$0.50	$0.52	$1.22	$1.19

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS (GAAP), and Core EPS (non-GAAP) are based on 578 million shares for the second quarter and first half of 2026 and 577 million shares for the second quarter and first half of 2025.

Non-GAAP Financial Measures

We refer to certain financial measures, including Core Earnings (non-GAAP) per share ("Core EPS"), as "non-GAAP financial measures," which are not calculated in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") and exclude the impact of "special items" from earnings attributable to FirstEnergy Corp., as reflected in the table above. Core EPS is calculated based on the weighted average number of common shares outstanding in the respective period.

Management uses non-GAAP financial measures, including Core EPS, to evaluate the company's and its segments' performance and manage its operations and frequently references such non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that Core EPS provides consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that this measure is useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain special items that may not be consistent or comparable across periods or across the company's peer group. Core EPS and any other non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Core EPS is EPS attributable to FirstEnergy Corp. (GAAP), as reconciled in the above table. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

Special items represent charges incurred or benefits realized that management believes are not indicative of or may obscure trends useful in evaluating the company's ongoing core activities and results of operations or otherwise warrant separate classification. More detail on special items for the period can be found in the Company's Strategic and Financial Highlights, available at the company's Investor Information website – www.firstenergycorp.com/ir.

Forward-Looking Non-GAAP Measures

A quantitative reconciliation of forward-looking non-GAAP measures, including 2026 Core EPS and Core EPS Compound Annual Growth Rate (“CAGR”) projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Core EPS guidance and Core EPS CAGR projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. Forward-looking statements, including these special items, are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth under "Forward-Looking Statements," below.

Investor Materials and Teleconference

FirstEnergy's Strategic and Financial Highlights presentation is posted on the company's Investor Information website – www.firstenergycorp.com/ir. It can be accessed through the Second Quarter 2026 Financial Results link. Important information may be disseminated initially or exclusively via the company's Investor Information website; investors should consult the site to access this information.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view presentation slides at 9:00 a.m. EDT tomorrow, July 29, 2026. FirstEnergy management will present an overview of the company's financial results followed by a question-and-answer session. The teleconference and presentation can be accessed on the Investor Information website by selecting the Second Quarter 2026 Earnings Webcast link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its electric distribution companies form one of the nation's largest investor-owned electric systems, serving more than 6 million customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. FirstEnergy's transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy online at www.firstenergycorp.com and on X @FirstEnergyCorp.

Forward Looking Statements: This news release includes forward-looking statements based on information currently available to management unless the context requires otherwise, references to “we,” “us,” “our” and “FirstEnergy” refers to FirstEnergy Corp. and its subsidiaries. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 and settlements with the U.S. Attorney’s Office for the Southern District of Ohio and the Securities and Exchange Commission (“SEC”); the risks and uncertainties associated with litigation, including the securities class action lawsuit, regulatory proceedings, arbitration, mediation and similar proceedings; changes in national and regional economic conditions affecting us and/or our customers and the vendors with which we do business, including geopolitical conflicts, recession, volatile interest rates, inflationary pressures, supply chain disruptions, higher fuel costs, and workforce impacts; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters, which may result in increased storm restoration expenses or material liability and negatively affect future operating results; the potential liabilities and increased costs arising from regulatory actions or outcomes in response to severe weather conditions and other natural disasters; legislative and regulatory developments, and executive orders, including, but not limited to, matters related to rates, generation resource adequacy, co-location of generation and large loads, and compliance and enforcement activity; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets, including the loss of FirstEnergy Corp.’s status as a well-known seasoned issuer; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology systems, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, strengthening our balance sheet and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations and may also cause it to make contributions to its pension sooner or in amounts that are larger than currently anticipated; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, our generation resource planning in West Virginia, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to environmental laws and regulations, including, but not limited to, federal and state rules related to climate change, coal combustion residuals, and potential changes to such laws and regulations; changes in customers’ demand for power, including, but not limited to, economic conditions, development of data centers, the impact of climate change and emerging technology, particularly with respect to electrification, energy storage, co-location of generation and large loads, and distributed sources of generation; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, the One Big Beautiful Bill Act of 2025, as signed into law on July 4, 2025, or adverse tax audit results or rulings and potential changes to such laws and regulations; the ability to meet our publicly-disclosed goals relating to climate-related matters, opportunities, improvements, and efficiencies, including FirstEnergy’s greenhouse gas reduction goals; and the risks and other factors discussed from time to time in FirstEnergy Corp.’s SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by the FirstEnergy Corp. Board at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.

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